Exhibit 10.16

EMPLOYMENT AGREEMENT

This At-Will Employment Agreement is made effective May 18, 2022 (“Effective Date”) by and between Mobix Labs, Inc., a Delaware corporation, (“Company”), and JAMES ARALIS (referred to herein as “Employee”).  For consideration received, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Employment.  The Company hereby employs Employee as Chief Technology Officer, reporting to the Company’s Chief Executive Officer.  Employee shall perform such duties as are customarily performed by an employee in a similar position, and such other related or unrelated services and duties as may be assigned to Employee.  Employee shall report minimum one (1) day per week and any month which exceeds more than four (4) days will be compensated at a secondary compensation rate noted under the Compensation Terms in Section 2.

2.Compensation Terms.  The Company will pay the Employee compensation of $120,000 per annum (“Base Rate”), based on one (1) day per week and any month which exceeds more than four (4) days will be compensated at a secondary rate of $2,000.00 per day in accordance with the Company’s usual payroll procedures, and subject to applicable federal, state, local, and other required or agreed upon withholdings.  The Employee understands that the Company may modify or adjust his/her duties, responsibilities and compensation as may be deemed appropriate in the sole and absolute discretion of the Company.  Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which Employee has not yet been paid.  This section of the Agreement is included only for accounting and payroll purposes and should not be construed as establishing a minimum or definite term of employment.  Employee will also be awarded 26,667 stock options pursuant to a stock option agreement to be entered into concurrently with this Agreement.

3.Expense Reimbursement.  The Company will reimburse Employee for “out-of-pocket” expenses incurred by Employee in accordance with the Company’s policies in effect from time to time.  Employee must obtain the consent and approval of an officer of the Company before incurring expenses exceeding $100.

4.Benefits:  The Company will provide the Employee with such benefits that the Company may offer to employees of similar rank, including medical, dental, vision, and life insurance, as may be modified by the Company from time to time in its sole and absolute discretion.

Confidential Information.

4.1.Company Confidential Information.  “Confidential Information” shall mean all business information of the Company that is disclosed or furnished to Employee by the Company or any of its directors, employees, representatives, agents, successors, assigns, nominees or its representatives, whether in writing, oral, electronic, website-based or other form, and includes any copies, reports, analyses, compilations, studies, notes, interpretations or other documents prepared by the Company which contain, otherwise reflect or are generated from such information.  Confidential Information further includes, but is not limited to, proprietary information, technical data, formulae, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists, customer related data, markets, software, developments, inventions, processes, technology, designs, drawings, hardware configuration information, marketing, finances or other business information disclosed to Employee by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment.  The Employee understands that Confidential Information does not include any of the foregoing items that have become publicly known and made generally available through no wrongful act of the Employee or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.  The Confidential Information shall be kept in confidence and Employee will not disclose any of the Confidential Information in any manner whatsoever except as may be directed by officers of the Company and only for the benefit of the Company.  The Employee agrees at all times during the term of his/her employment and thereafter, to hold in strictest confidence, and not to use, except for the exclusive benefit of the Company and only with the express permission of the Company, or to disclose to any person, firm or entity without written authorization of an authorized officer of the Company, any Confidential Information.

4.2.Third Party Information.  Employee recognizes that the Company has received, and in the future will receive, from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  The Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Employee’s work for the Company consistent with the Company’s agreement with such third party.

5.Inventions.

5.1.Assignment of Inventions.  Employee agrees that he/she will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company, or its designee, all of Employee’s right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registerable under patent, copyright or similar laws, which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time Employee is in the employ of the Company (including during Employee’s off-duty hours), or with the use of Company’s equipment, supplies, facilities, or Company Confidential Information (collectively referred to as “Inventions”).  To the extent that the foregoing assignment is limited pursuant to any non- waivable statute or law, Employee hereby agrees to advise an officer of the Company of any such invention which Employee believes to be exempt from the foregoing assignment within 10 days of such invention to be exempt from the assignment set forth above.  Employee further acknowledges that all original works of authorship which are made by him/her (solely or jointly with others) within the scope of and during the period of his/her employment with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.  Employee understands and agrees that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit.  However, as provided by California Labor Code § 2870, this section does not apply to any invention that Employee developed entirely on his/her own time and to which all of the following apply:  (i) no equipment, supplies, facilities, or trade secret information of the Company are used, (ii) it is not related to the Company’s business or the Company’s actual or demonstrably anticipated research and development, and (iii) it does not result from any work performed by Employee for the Company.  This provision does not apply to any inventions which Employee made or conceived or first reduced to practice alone or jointly with others prior to Employee’s engagement by the Company.  Employee represents that Exhibit A is a complete list of his/her pre-employment inventions that Employee desires to have specifically excluded from Employee’s obligations under this Section.  If no such list is attached to this Agreement, Employee represents that Employee has made no such inventions as of the effective date of this Agreement.  All inventions set forth in Exhibit “A” are referred to as “Excluded Inventions.”

5.2.Patent and Copyright Registrations.  Employee agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions and any rights relating thereto.  Employee further agrees that Employee’s obligation to execute or cause to be executed, when it is in Employee’s power to do so, any such instrument or papers shall continue after the termination of this Agreement.  If the Company is unable because of Employee’s mental or physical incapacity or for any other reason to secure Employee’s signature with respect to any Inventions including, without limitation, to apply for or to pursue any application for any United States or foreign patents, trademarks, copyrights or other intellectual property registrations covering such Inventions, then Employee hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as Employee’s agent and attorney in fact, to act for and on Employee’s behalf and stead to execute and file any papers, oaths and to do all other lawfully permitted acts with respect to such Inventions with the same legal force and effect as if executed by Employee.

6.Conflicting Employment.  Employee agrees that, during the term of Employee’s employment with the Company, Employee will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of Employee’s employment, nor will Employee engage in any other activities that conflict with Employee’s obligations to the Company.

7.Returning Company Documents.  Employee agrees that, at the time of leaving the employ of the Company, Employee will deliver to the Company (and will not keep in Employee’s possession, recreate or deliver to anyone else) any and all devices, computers, records, data, notes, reports, proposals, lists, correspondence, formulae, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Employee pursuant to Employee’s employment with the Company or otherwise belonging to the Company, its successors or assigns.

8.Notification to New Employer.  In the event that Employee leaves the employ of the Company, Employee hereby grants consent to notification by the Company to Employee’s new employer about Employee’s rights and obligations under this Agreement.

9.Solicitation of Employees.  Employee agrees that Employee shall not either directly or indirectly use Confidential Information to solicit, induce, recruit or encourage any of the Company’s employees to leave their employment or to work for Employee or for any other person or entity.

10.Representations.  Employee agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement.  Employee represents that Employee’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to Employee’s employment by the Company.  Employee has not entered into, and Employee agrees not to enter into any oral or written agreement in conflict herewith.

11.Term.  Employee’s employment under this Agreement shall be for an unspecified term on an “at-will” basis.  This Agreement may be terminated by either party with or without notice, for any reason or no reason.

12.Arbitration and Equitable Relief.

12.1.Arbitration Mandatory If Employee Signs This Agreement.  EMPLOYEE’S CONSENT TO THIS ARBITRATION PROVISION CONTAINED IN THIS SECTION 12 IS NOT A CONDITION OF EMPLOYMENT, AND EMPLOYER WILL NOT RETALIATE AGAINST EMPLOYEE IF EMPLOYEE REFUSES TO EXECUTE AN EMPLOYMENT AGREEMENT CONTAINING AN ARBITRATION PROVISION.  IF EMPLOYEE DOES NOT AGREE TO ARBITRATE DISPUTES WITH THE EMPLOYER, EMPLOYEE MUST NOT EXECUTE THIS AGREEMENT BUT SHOULD REQUEST AN EMPLOYMENT AGREEMENT WITHOUT AN ARBITRATION PROVISION.  IF EMPLOYEE DOES INITIAL BELOW AND EXECUTES THIS AGREEMENT, EMPLOYEE WILL BE BOUND BY THE TERMS OF THIS ARBITRATION PROVISION.

/s/ J.A.

Employee’s Initials

Agreeing to Section 12

Arbitration Provision

12.2.Arbitration.  THE COMPANY AND EMPLOYEE HEREBY AGREE THAT ANY AND ALL DISPUTES, CLAIMS OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE EMPLOYMENT RELATIONSHIP BETWEEN THE PARTIES, THE TERMINATION OF THIS AGREEMENT OR THE TERMINATION OF THE EMPLOYMENT RELATIONSHIP, THAT ARE NOT RESOLVED BY MUTUAL AGREEMENT SHALL BE RESOLVED BY FINAL AND BINDING ARBITRATION BY A NEUTRAL ARBITRATOR.  THIS AGREEMENT INCLUDES ANY CLAIMS THAT THE

COMPANY MAY HAVE AGAINST EMPLOYEE, OR THAT EMPLOYEE MAY HAVE AGAINST THE COMPANY OR AGAINST ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR PARENT, SUBSIDIARY, OR AFFILIATED ENTITIES.  THE COMPANY AND EMPLOYEE AGREE THAT THIS AGREEMENT SHALL BE ENFORCEABLE UNDER AND SUBJECT TO THE SUBSTANTIVE AND PROCEDURAL PROVISIONS OF THE FEDERAL ARBITRATION ACT, 9 U.S.C. §§1, ET SEQ.  THE COMPANY AND EMPLOYEE ALSO UNDERSTAND AND AGREE THAT THE COMPANY IS ENGAGED IN TRANSACTIONS INVOLVING INTERSTATE COMMERCE.

12.3.Arbitration Overview.  IN ARBITRATION, EACH SIDE IN THE DISPUTE PRESENTS ITS CASE, INCLUDING EVIDENCE, TO A NEUTRAL THIRD PARTY CALLED AN “ARBITRATOR,” RATHER THAN TO A JUDGE OR JURY.  THE ARBITRATOR WILL BE AN ATTORNEY OR A RETIRED JUDGE.  THE PARTIES ARE ENTITLED TO BE REPRESENTED BY THEIR OWN LEGAL COUNSEL IN THE ARBITRATION PROCEEDING.  AFTER REVIEWING THE EVIDENCE AND CONSIDERING THE ARGUMENTS OF THE PARTIES, THE ARBITRATOR MAKES A DECISION (AWARD) TO RESOLVE THE DISPUTE.  THE ARBITRATOR’S DECISION IS FINAL AND BINDING, WHICH MEANS THERE WILL BE NO TRIAL BY A JUDGE OR JURY OR AN APPEAL OF THE ARBITRATOR’S DECISION, EXCEPT AS PROVIDED BY LAW.

12.4.Claims Covered.  THE CLAIMS COVERED BY THIS AGREEMENT INCLUDE, BUT ARE NOT LIMITED TO, CLAIMS FOR WRONGFUL TERMINATION; BREACH OF ANY CONTRACT OR COVENANT, EXPRESS OR IMPLIED; BREACH OF ANY DUTY OWED TO EITHER PARTY BY THE OTHER, DISCLOSURE OF TRADE SECRETS OR PROPRIETARY INFORMATION, IMPROPER USE OF COMPANY PROPERTY OR EQUIPMENT; PERSONAL, PHYSICAL OR EMOTIONAL INJURY; FRAUD, MISREPRESENTATION, DEFAMATION, OR ANY OTHER TORT CLAIMS; WAGES OR OTHER COMPENSATION DUE; PENALTIES; BENEFITS; REIMBURSEMENT OF EXPENSES; DISCRIMINATION OR HARASSMENT, INCLUDING BUT NOT LIMITED TO DISCRIMINATION OR HARASSMENT BASED ON RACE, SEX, PREGNANCY, RELIGION, NATIONAL ORIGIN, ANCESTRY, AGE, MARITAL STATUS, PHYSICAL DISABILITY, MENTAL DISABILITY, MEDICAL CONDITION, GENETIC CHARACTERISTICS, GENDER EXPRESSION, GENDER IDENTITY, OR SEXUAL ORIENTATION; RETALIATION; VIOLATION OF ANY FEDERAL, STATE OR OTHER GOVERNMENTAL CONSTITUTION, STATUTE, ORDINANCE OR REGULATION (AS ORIGINALLY ENACTED AND AS AMENDED), INCLUDING BUT NOT LIMITED TO TITLE VII OF THE CIVIL RIGHTS ACT OF 1964 (“TITLE VII”), THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 (“ADEA”), THE AMERICANS WITH DISABILITIES ACT (“ADA”), THE FAIR LABOR STANDARDS ACT (“FLSA”), THE EMPLOYEE RETIREMENT INCOME SECURITY ACT (“ERISA”), THE CONSOLIDATED OMNIBUS BUDGET RECONCILIATION ACT (“COBRA”), THE FAMILY AND MEDICAL LEAVE ACT (“FMLA”), THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT (“FEHA”), THE CALIFORNIA FAMILY RIGHTS ACT (“CFRA”), THE CALIFORNIA LABOR CODE, THE CALIFORNIA CIVIL CODE, THE CALIFORNIA WAGE ORDERS.  AS USED HEREIN, “CLAIMS” DOES NOT MEAN ANY DISPUTE IF ARBITRATION OF THE DISPUTE IS PROHIBITED BY LAW INCLUDING CAUSES OF ACTION OR CLAIMS:  (i) UNDER SECTION 7 OF THE NATIONAL LABOR RELATIONS ACT, (ii) FOR

REPRESENTATIVE ACTIONS UNDER THE CALIFORNIA PRIVATE ATTORNEYS’ GENERAL ACT (“PAGA”) (iii) UNDER THE CALIFORNIA WORKERS’ COMPENSATION ACT; (iv) FOR UNEMPLOYMENT COMPENSATION BENEFITS; (v) FOR BENEFITS UNDER A PLAN THAT IS GOVERNED BY THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AND (vii) EXPRESSLY PROHIBITED FROM MANDATORY ARBITRATION UNDER APPLICABLE LAW.  TO THE EXTENT PERMITTED BY LAW, INDIVIDUAL CLAIMS UNDER PAGA OR CLAIMS UNDER CALIFORNIA LABOR CODE SECTION 558(a) ARE NOT EXCLUDED UNDER THE TERM “CLAIMS,” AND ARE THEREBY SUBJECT TO ARBITRATION PURSUANT TO THIS AGREEMENT.  EMPLOYEES MAY LEARN MORE ABOUT THEIR LEGAL RIGHTS BY VISITING WEBSITES HOSTED BY FEDERAL AND STATE GOVERNMENTAL AGENCIES.  CURRENT LINKS TO SOME OF THESE FEDERAL WEBSITES ARE LISTED BELOW, ALTHOUGH THEY ARE SUBJECT TO CHANGE BY THE HOSTING AGENCIES:  WWW.DOL.GOV; HTTPS://WWW.DOL.GOV/GENERAL/TOPICS; AND WWW.EEOC.GOV/.

12.5.Procedure.  EMPLOYEE AGREES THAT ANY ARBITRATION WILL BE HELD IN THE STATE OF CALIFORNIA ADMINISTERED BY JAMS MEDIATION, ARBITRATION AND ADR SERVICES (“JAMS”) IN ACCORDANCE WITH ITS EMPLOYMENT ARBITRATION RULES THEN IN EFFECT FOR THE RESOLUTION OF EMPLOYMENT DISPUTES.  EMPLOYEE UNDERSTANDS THAT EMPLOYEE MAY OBTAIN A COPY OF THE JAMS RULES BY REQUESTING A COPY FROM JAMS, LOCATED AT 5 PARK PLAZA, SUITE 400, IRVINE, CA 92614, AND/OR BY VISITING THE JAMS WEBSITE AT WWW.JAMSADR.COM, OR BY TELEPHONE AT 714-939-1300.  BY SIGNING THIS AGREEMENT, EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS HAD AN OPPORTUNITY REVIEW THE JAMS RULES BEFORE SIGNING THIS AGREEMENT.  THE NEUTRAL ARBITRATOR WILL BE SELECTED IN A MANNER CONSISTENT WITH THE JAMS RULES.

12.6.Remedy.  EXCEPT AS PROVIDED BY THE RULES AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN THE COMPANY AND EMPLOYEE.  ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES AND THIS AGREEMENT, NEITHER THE COMPANY NOR EMPLOYEE WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.  THE ARBITRATOR SHALL APPLY STATE AND/OR FEDERAL SUBSTANTIVE LAW TO DETERMINE ISSUES OF LIABILITY AND DAMAGES REGARDING ALL CLAIMS TO BE ARBITRATED.  THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDY OR RELIEF THAT WOULD HAVE BEEN AVAILABLE TO THE PARTIES, IN THEIR INDIVIDUAL CAPACITY, HAD THE MATTER BEEN HEARD IN COURT.  THE ARBITRATOR SHALL HAVE THE AUTHORITY TO PROVIDE FOR THE AWARD OF ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY IF SUCH AWARD IS AUTHORIZED BY APPLICABLE LAW.  EMPLOYEE SHALL NOT BE REQUIRED TO PAY ANY COST OR EXPENSE OF THE ARBITRATION THAT EMPLOYEE WOULD NOT BE REQUIRED TO PAY IF THE MATTER HAD BEEN HEARD IN COURT.  THE COMPANY WILL PAY FOR ARBITRATOR COMPENSATION AND ANY OTHER ADMINISTRATIVE FEES UNIQUE TO ARBITRATION.

12.7.Availability of Provisional Relief.  NOTHING IN THIS AGREEMENT SHALL PROHIBIT OR LIMIT THE PARTIES FROM SEEKING PROVISIONAL REMEDIES IN CONNECTION WITH AN ARBITRABLE CONTROVERSY INCLUDING, BUT NOT LIMITED TO, INJUNCTIVE RELIEF FROM A COURT OF COMPETENT JURISDICTION IF THE AWARD TO WHICH THE PARTY MAY BE ENTITLED MAY BE RENDERED INEFFECTUAL WITHOUT PROVISIONAL RELIEF, INCLUDING EITHER PARTY’S EFFORT TO PROHIBIT OR STOP THE DISCLOSURE OF CONFIDENTIAL INFORMATION.

12.8.Administrative Relief.  EMPLOYEE UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT EMPLOYEE FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY SUCH AS THE CALIFORNIA DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR THE WORKERS’ COMPENSATION BOARD.  THIS AGREEMENT DOES, HOWEVER, PRECLUDE EMPLOYEE FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM.

12.9.Voluntary Nature of Agreement.  EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE.  EMPLOYEE FURTHER ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT, AND THAT EMPLOYEE HAS ASKED ANY QUESTIONS NEEDED FOR EMPLOYEE TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT EMPLOYEE IS WAIVING EMPLOYEE’S RIGHT TO A JURY TRIAL.  EMPLOYEE AGREES THAT EMPLOYEE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT.

13.Employee Handbook.  Employee shall be governed by the personnel rules and regulations set forth in the Company’s employee handbook and related documents, which may be modified from time to time.  To the extent there exists a conflict between this Agreement and the personnel rules and regulations of the Company, this Agreement shall be the controlling document and supersede any conflicting policy.  By signing this Agreement, Employee acknowledges that Employee has received and read the Company’s employee handbook.

14.General Provisions.

14.1.Governing Law.  Consent to Personal Jurisdiction.  This Agreement will be governed by the laws of the state of California without regard for conflicts of laws principles.  The parties hereby expressly consent to the exclusive personal jurisdiction of the state and federal courts located in California for any arbitration or lawsuit filed by either the Company or Employee relating to this Agreement.

14.2.Notices.  For all purposes of this Agreement, all communications, including without limitation notices, consents, requests, or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given (a) when hand- delivered, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service with written verification of receipt, or (c) on the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, with written verification of receipt.  All notices sent to the Company shall be addressed as follows:

Mobix Labs, Inc.
C/O President and Chief Financial Officer
15420 Laguna Canyon Road, #100
Irvine, CA 92618

All notices sent to the Employee shall be delivered to the address set forth below Employee’s signature.  Either party may change the address at which notice upon them is to be delivered by delivering such information to the other party in a manner set forth in this provision.

14.3.Entire Agreement.  This Agreement sets forth the entire agreement and understanding between the Company and Employee relating to the subject matter herein and supersedes all prior discussions between the parties.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged.  Any subsequent change or changes in Employee’s duties, salary, or compensation will not affect the validity or scope of this Agreement

14.4.Severability.  If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

14.5.Successors and Assigns.  This Agreement will be binding upon Employee’s heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

14.6.Construction and Counterparts.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against either party.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one agreement.

14.7.Employee acknowledgment.  Employee acknowledges and agrees to each of the following items:  (i) Employee is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else; (ii) Employee has carefully read this Agreement; and (iii) Employee has asked any questions needed for Employee to understand the terms, consequences and binding effect of this Agreement and fully understands them, as well as the mandatory arbitration provision set forth in this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

MOBIX LABS, INC.

By:	/s/ Keyvan Samini
Keyvan Samini
President and Chief Financial Officer

Employee

By:	/s/ James Aralis
James Aralis

EXHIBIT A

TO MOBIX LABS, INC. EMPLOYMENT AGREEMENT

EXCLUDED INVENTIONS

List of excluded inventions (if none, state “None”): None

Total Number of Excluded Inventions (if none enter “0”): 0
Dated: 05/19/2022

By:	/s/ James Aralis
James Aralis

Exhibit A
To Mobix Labs, Inc. Employment Agreement